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                 Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-39529) of Crown Cork & Seal Company, Inc. of our report dated June 22, 1994 appearing on Page 6 of this Form 11-K.



PRICE WATERHOUSE

Philadelphia, Pennsylvania
June 29, 1994

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